Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Experts”, “Summary Consolidated Financial, Operating and Pro Forma Data”, and “Selected Consolidated Financial and Operating Data” and to the use of our report dated May 14, 2004, in the Registration Statement Amendment No. 1 (Form S-1 No. 333-115553) and related Prospectus of EnerSys dated June 21, 2004.

/s/ Ernst & Young LLP

Philadelphia, PA

June 21, 2004